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Bill Creekmuir                                  Alan Oshiki
Simmons Bedding Company                         Broadgate Consultants
770.392.2598                                  212.232.2354

SIMMONS BEDDING COMPANY TO ACQUIRE
SIMMONS CANADA INC. FOR C$16.25 PER SCI UNIT

•	Offer Price Represents a 30% Premium to SCI Unit Closing Price
•	Transaction Expands Simmons’ North American Market Position
•	The Board of Directors of Simmons Canada Inc. has Unanimously Recommended that the Unitholders of SCI Income Trust Approve the Transaction

ATLANTA, GEORGIA (September 21, 2006) - Simmons Bedding Company (“Simmons US”), a subsidiary of Simmons Company and a leading manufacturer of premium-branded bedding products in the United States, announced today that it has entered into a definitive agreement pursuant to which a subsidiary of Simmons US will acquire all of the securities of Simmons Canada Inc. (“Simmons Canada”), a leading manufacturer of bedding products in Canada, from SCI Income Trust (“SCI”) (TSX - SMN.UN).

Under the proposed transaction SCI will receive approximately C$130 million as consideration for the sale of Simmons Canada, and immediately following the sale of Simmons Canada, SCI will redeem all of SCI’s outstanding units for C$16.25 per unit in cash. The proposed transaction provides SCI’s unitholders with a premium of approximately 30% over the September 20th closing price of C$12.46 per unit on the Toronto Stock Exchange.

“Simmons Canada has a rich history of producing high quality sleep products,” said Charlie Eitel, Simmons US’ Chairman and Chief Executive Officer. “We look forward to expanding upon the strong foundation that Simmons Canada has established within the Canadian marketplace. We are thrilled with the prospects of welcoming Simmons Canada back into the Simmons family and expanding our North American market position.” Simmons US sold its Canadian manufacturing rights in 1990 as part of a Canadian management led buyout and currently does not own any units of SCI or any equity interest in Simmons Canada.

Terry Pace, President and CEO of Simmons Canada, said, “We purchased the Simmons Canada business and became a licensee of Simmons US in 1990. Since that time we have continued to work closely with the Simmons US team. We are excited to be joining with Simmons US and look forward to working with them to continue to grow our business.”

The Board of Directors of Simmons Canada, as administrator of SCI, established a committee of independent directors (the “Special Committee”) to review the terms of the proposed transaction. The Special Committee retained legal counsel and CIBC World Markets Inc. as financial advisor. After consultation with its advisors and receipt of a fairness opinion, the Special Committee recommended that the Board of Directors approve the transaction. The Board of Directors of Simmons Canada has determined that the proposed transaction is in the best interests of SCI and has unanimously approved the proposed transaction. They further agreed to support the transaction and recommend to unitholders of SCI that they approve the proposed transaction. SCI has agreed to not complete its reorganization into a modern trust-on-partnership structure which was approved at SCI's annual and special meeting held on May 25, 2006 pending approval of the proposed transaction by its unitholders.

It is anticipated that a circular describing the proposed transaction will be mailed to SCI unitholders shortly, with a special meeting of SCI unitholders to be held on November 14, 2006 to approve the transaction. The Board of Directors of Simmons Canada has set a record date of October 16, 2006 in respect of the special meeting. The transaction is subject to the approval of SCI’s unitholders representing more than 66⅔% of the units voted in person or by proxy at the meeting. The transaction is expected to close in November, subject to customary third party consents and approvals.

Simmons US plans to finance the acquisition from proceeds from its recently completed sale of Sleep Country USA, cash flows from operations, and availability under its revolving loan from its existing senior credit facility.

Scotia Capital Inc. acted as financial advisor to Simmons US on this transaction.

About Simmons Bedding Company

Atlanta-based Simmons Bedding Company, a subsidiary of Simmons Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, BackCare®, Beautyrest Black™, Natural Care™ Latex, BackCare Kids® and Deep Sleep®. Simmons US operates 17 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons US is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the company's website at www.simmons.com.

About Simmons Canada Inc.

Simmons Canada Inc., the operating company wholly owned by SCI Income Trust, is a leading manufacturer of mattresses and foundations in Canada. The company manufactures five nationally-known brand names of mattresses, Beautyrest® (now featuring Evolution the Non-Flip Pocket Coil®), BackCare®, Beautysleep®, Dreamscapes and säng™ as well as manufacturing and distributing the Obus Forme™ line of mattresses and foundation under license. Simmons Canada also contracts the manufacture of Hide-A-Bed® convertible sofas and other upholstery products and high quality furniture. Simmons Canada supplies its products to a broad range of customers, including national department store chains, specialty sleep stores, furniture buying groups, independent furniture retailers as well as to the hospitality industry. The business of Simmons Canada was established in 1891. Simmons Canada services its customers from factories in Vancouver, Calgary, Toronto and Montreal. For more information, visit Simmons Canada’s website at www.simmonscanada.com.

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“Safe Harbor” Statement under the United States Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect Simmons Company’s current views about future events and financial performance.  Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements.  The forward-looking statements in this press release speak only as of the date of this release.  These forward-looking statements are expressed in good faith and Simmons Company believes there is a reasonable basis for them.  However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons Company’s expectations.  These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) Simmons Company’s relationships with and viability of its major suppliers; (v) fluctuations in Simmons Company’s costs of raw materials; (vi) Simmons Company’s relationship with significant customers and licensees; (vii) Simmons Company’s ability to increase prices on its products and the effect of these price increases on its unit sales; (viii) an increase in Simmons Company’s return rates and warranty claims; (ix) Simmons Company’s labor relations; (x) departure of Simmons Company’s key personnel; (xi) encroachments on Simmons Company’s intellectual property; (xii) Simmons Company’s product liability claims; (xiii) Simmons Company’s level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons Company’s debt agreements; (xvi) Simmons Company’s future acquisitions; (xvii) a significant change to the timing of the closing of the Simmons Canada transaction; (xviii) Simmons Company’s ability to successfully integrate Simmons Canada into its operations; and (xix) other risks and factors identified from time to time in Simmons Company’s reports filed with the Securities and Exchange Commission. Simmons Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.